UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 6, 2022

Americold Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway,	South Tower, Suite 600
Atlanta,	Georgia	30328
(Address of principal executive offices)		(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jay Harron’s employment with Americold Realty Trust, Inc. (the “Company”) ended effective July 6, 2022 (the “Separation Date”). Mr. Harron served as Executive Vice President and Chief Investment Officer.

Subject to execution and non-revocation of a Waiver and Release (the “Release”) pursuant to Section 7(e) of Mr. Harron’s existing employment agreement (the “Employment Agreement”) previously filed with the Securities and Exchange Commission, in connection with his departure, Mr. Harron will be entitled to the following separation benefits (collectively, the “Separation Benefits”): (i) cash payment in an amount equal to one times the sum of his annual base salary and his annual bonus at the target percentage payable over twelve months, beginning on the sixtieth day following the Separation Date, but with the first payment being a lump sum payment covering all payment periods from the Separation Date through the date of such first payment; (ii) cash payment in an amount equal to a prorated portion of his annual bonus earned based on actual performance through the last day of the performance period, based on the number of days during the performance period that Mr. Harron was employed, payable at the time such annual bonus would otherwise be paid; (iii) payment or reimbursement of welfare plan coverage (other than long- and short-term disability plans), including COBRA premiums for Mr. Harron and his eligible dependents, for up to 12 months; (iv) the next installment of his time-based restricted stock units and operating partnership profits units that would have vested on the next scheduled vesting date after the Separation Date will vest sixty days following the Separation Date; and (v) a prorated portion of his performance-based restricted stock units and operating partnership profits units will remain eligible to vest based on actual performance through the last day of the performance period, based on the number of days during the performance period that Mr. Harron was employed. Mr. Harron’s eligibility to receive the Separation Benefits is subject to compliance with the terms of the Release and the Employment Agreement, which includes a general release of claims in favor of the Company and its affiliates, as well as customary representation and warranties, including compliance with fiduciary obligations to the Company, and post-separation restrictive covenants, including confidentiality, non-disparagement, cooperation and non-solicitation. The foregoing description of the Release does not purport to be complete and is qualified in its entirety by reference to the form of the Release filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 — Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Waiver and Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 7, 2022

Americold Realty Trust, Inc.

By:	/s/ Marc J. Smernoff
Name: Marc J. Smernoff
Title: Chief Financial Officer and Executive Vice President